Exhibit 99.2

Third Quarter 2014 Results October 21, 2014 Investor Presentation

2014 vs. 2013 P&L Summary – Third Quarter 1 October 21, 2014 (a) EBITA is a non - GAAP financial measure. See page 36 for the definition of this measure and page 31 for the reconciliation of non - GAAP measures . (b) 2013 EBITA and Operating Income includes $28.1 million of expenses related to the proposed merger with Publicis Groupe S.A. (“Publicis”). On May 8, 2014, the proposed merger with Publicis was terminated. See page 19 for the effects on 2013 EBITA and Operating Income. 2014 2013 Revenue $ 3,749.6 $ 3,490.5 EBITA (a) 460.5 405.2 (b) Margin % 12.3% 11.6% Amortization of Intangibles 26.9 25.8 Operating Income $ 433.6 $ 379.4 (b) Margin % 11.6% 10.9% Third Quarter

2014 vs. 2013 P&L Summary – Third Quarter 2 October 21, 2014 2014 2013 Operating Income $ 433.6 $ 379.4 Net Interest Expense 31.4 42.8 Income Taxes 134.4 116.2 (a) Tax Rate % 33.4% 34.5% (a) Income from Equity Method Investments 5.8 4.3 Noncontrolling Interests 29.8 28.7 Net Income - Omnicom Group $ 243.8 $ 196.0 Third Quarter (a) Income taxes and the effective tax rate for the three months ended September 30, 2013 reflects the recognition of an income tax benefit of $6.4 million on the expenses of $28.1 million incurred in relation to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 20 for the effects on 2013 income taxes and the effective tax rate.

2014 vs. 2013 Earnings Per Share – Third Quarter 3 October 21, 2014 (a) As a result of the merger expenses and the related tax benefits, the impact on 2013 EPS – Diluted for the 3 months ended September 30, 2013 decreased by $0.08 per common share . See page 21 for the effects on 2013 Net Income – Omnicom Group, net income available for common shares and EPS - Diluted. 2014 2013 Net Income - Omnicom Group $ 243.8 $ 196.0 Net Income allocated to Participating Securities (4.3) (4.8) Net Income available for common shares $ 239.5 $ 191.2 Diluted Shares (millions) 252.4 259.9 EPS - Diluted $ 0.95 $ 0.74 (a) Dividend Declared per Share $ 0.50 $ 0.40 Third Quarter

2014 vs. 2013 P&L Summary – Year to Date 4 October 21, 2014 (a) EBITA is a non - GAAP financial measure. See page 36 for the definition of this measure and page 31 for the reconciliation of non - GAAP measures . (b) 2014 EBITA and Operating Income includes $8.8 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated . (c) 2013 EBITA and Operating Income includes $28.1 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 22 for the effects on 2013 EBITA and Operating Income. 2014 2013 Revenue $ 11,122.7 $ 10,526.4 EBITA (a) 1,441.8 (b) 1,350.5 (c) Margin % 13.0% 12.8% Amortization of Intangibles 77.1 76.3 Operating Income $ 1,364.7 (b) $ 1,274.2 (c) Margin % 12.3% 12.1% Year to Date

2014 vs. 2013 P&L Summary – Year to Date 5 October 21, 2014 2014 2013 Operating Income $ 1,364.7 (a) $ 1,274.2 (d) Net Interest Expense 104.1 124.6 Income Taxes 410.9 (b) 388.9 (e) Tax Rate % 32.6% (b) 33.8% (e) Income from Equity Method Investments 10.4 10.5 Noncontrolling Interests 85.6 80.5 Net Income - Omnicom Group $ 774.5 (c) $ 690.7 (f) Year to Date (a) Operating Income for the nine months ended September 30, 2014 includes $8.8 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. (b) Income taxes and the effective tax rate for the nine months ended September 30, 2014 reflects the recognition of an income tax benefit of $ 11.4 million related to previously incurred expenses for the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. Prior to the termination of the merger, the majority of the merger costs were capitalized for income tax purposes and the related tax benefits were not recorded. Because the merger was terminated, the merger costs were no longer required to be capitalized for income tax purposes. (c) Net Income – Omnicom Group for the nine months ended September 30, 2014 includes the after - tax increase of $2.6 million resulting from the after tax impact of the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. (d) Operating Income for the nine months ended September 30, 2013 includes $28.1 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 23 for the effects on 2013 Operating Income . (e) Income taxes and the effective tax rate for the nine months ended September 30, 2013 reflects the recognition of an income tax benefit of $6.4 million on the expenses incurred in relation to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 23 for the effects on 2013 income taxes and the effective tax rate . (f) Net Income – Omnicom Group for the nine months ended September 30, 2013 includes the after - tax decrease of $21.7 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 23 for the effects on 2013 Net Income – Omnicom Group .

2014 vs. 2013 Earnings Per Share – Year to Date 6 October 21, 2014 (a) Net Income – Omnicom Group for the nine months ended September 30, 2014 includes the after - tax increase of $2.6 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. (b) Net Income allocated to Participating Securities for the nine months ended September 30, 2014 includes the participating securities share of the after - tax impact of the expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in a increase of $ 0.1 million in the allocation for the period presented . (c) Net Income available for common shares for the nine months ended September 30, 2014 includes the after - tax impact to common shares of the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in a increase of $ 2.5 million in the Net Income available for common shares for the period presented . (d) As a result of the merger expenses and the related tax benefits, 2014 EPS – Diluted for the nine months ended September 30, 2014 increased $0.01 per common share. (e) Net Income – Omnicom Group for the nine months ended September 30, 2013 includes the after - tax impact of $21.7 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. See page 24 for the effects on 2013 Net Income – Omnicom Group . (f) Net Income allocated to Participating Securities for the nine months ended September 30, 2013 includes the participating securities share of the after - tax impact of the expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in a decrease of $0.6 million in the allocation for the period presented. See page 24 for the effects on 2013 net income allocated to participating securities. (g) Net Income available for common shares for the nine months ended September 30, 2014 includes the after - tax impact to common shares of the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in a decrease of $21.1 million in the Net Income available for common shares for the period presented. See page 23 for the effects on 2013 net income available for common shares. (h) As a result of the merger expenses and the related tax benefits, 2013 EPS – Diluted for the nine months ended September 30, 2013 decreased $0.08 per common share. See page 23 for the effects on 2013 EPS - Diluted. 2014 2013 Net Income - Omnicom Group $ 774.5 (a) $ 690.7 (e) Net Income allocated to Participating Securities (14.7) (b) (18.1) (f) Net Income available for common shares $ 759.8 (c) $ 672.6 (g) Diluted Shares (millions) 257.3 260.4 EPS - Diluted (a) $ 2.95 (d) $ 2.58 (h) Dividend Declared per Share $ 1.40 $ 1.20 Year to Date

2014 Total Revenue Change – Third Quarter 7 October 21, 2014 (a) To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency. (b) Net acquisitions revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period. (c) Organic revenue is calculated by subtracting both the net acquisitions revenue and the FX impact from total revenue growth. 3Q 13 FX Impact Net Acquisitions Organic Revenue 3Q 14 $3,491 $3,750 $13 $20 $226 (b) (c) 7.4% 0.4% 0.5% 6.5% (a)

2014 Total Revenue Change – Year to Date


5.7%
$10,526
$17
0.2%
$(7)
(0.1%)
$587
5.6%
$11,123
YTD 3Q 13
FX Impact (a)
Net Acquisitions (b)
Organic (c) Revenue
YTD 3Q 14

(a) To calculate the FX impact, we first convert the current period's local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.

(b) Net acquisitions revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.

(c) Organic revenue is calculated by subtracting both the net acquisitions revenue and the FX impact from total revenue growth.

OmnicomGroup October 21, 2014 8

2014 Revenue by Discipline October 21, 2014 9 Third Quarter Specialty 6.6% PR 9.2% CRM 34.8% Advertising 49.4% Specialty 6.9% PR 9.2% CRM 34.5% Advertising 49.4% $ Mix % Growth % Organic Growth (a) Advertising $ 1,853.3 13.1% 12.5% CRM 1,306.7 2.4% 1.0% PR 343.3 3.3% 2.5% Specialty 246.3 1.2% -0.1% $ Mix % Growth % Organic Growth (a) Advertising $ 5,491.4 9.0% 9.3% CRM 3,835.7 3.2% 2.1% PR 1,025.6 3.9% 2.6% Specialty 770.0 -1.9% 1.7% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 7. Year to Date

2014 Revenue by Region October 21, 2014 10 Third Quarter North America 56.7% Europe 28.5% Asia Pacific 10.5% Latin America 2.7% Africa MidEast 1.6% North America 56.7% Europe 28.1% Asia Pacific 10.8 % Latin America 2.7% Africa MidEast 1.7% Year to Date

2014 Revenue by Region 11 Third Quarter Year to Date October 21, 2014 $ Mix % Growth % Organic Growth (a) North America 2,124.4$ 8.6% 8.9% Europe 1,053.5 5.8% 2.2% Asia Pacific 405.3 5.2% 4.4% Latin America 102.6 5.1% 2.5% Africa Mid East 63.8 16.3% 18.1% $ Mix % Growth % Organic Growth (a) North America 6,302.2$ 6.0% 7.2% Europe 3,165.8 6.7% 2.2% Asia Pacific 1,165.9 2.7% 5.0% Latin America 306.1 -0.1% 6.0% Africa Mid East 182.7 5.6% 8.6% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 7.

Revenue by Industry October 21, 2014 12 Year to Date – 2014 Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 13% Other 26% Pharma & Health 10% Retail 6% Tech 9% Telcom 5% T&E 6% Year to Date – 2013 Growth Auto 2.4% Food & Beverage 2.3% Consumer Products 4.0% Financial Services 0.8% Pharma & Healthcare 0.3% T&E 13.3% Retail 13.7% Technology 0.2% Telecom - 11.8% Other Industries 16.4% Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 14% Other 24% Pharma & Health 10% Retail 6% Tech 9% Telcom 7% T&E 5%

Cash Flow Performance 13 October 21, 2014 2014 2013 Net Income 860.1$ 771.2$ Depreciation and Amortization Expense 217.4 212.9 Share-Based Compensation Expense 69.5 64.9 Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net (22.0) (34.9) Free Cash Flow (a) 1,125.0$ 1,014.1$ Nine Months Ended September 30 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 30. (a) The Free Cash Flow amounts presented above are non - GAAP financial measures. See page 36 for the definition of these measures and page 32 for the reconciliation of the non - GAAP measures.

Cash Flow Performance 14 October 21, 2014 2014 2013 Free Cash Flow (a) 1,125.0$ 1,014.1$ Primary Uses of Cash: Dividends (b) 340.7 212.6 Dividends paid to Noncontrolling Interest Shareholders 83.2 81.1 Capital Expenditures 138.3 123.3 Acquisitions and Payments for Additional Interest in Controlled Subsidiaries including Contingent Purchase Price Payments, net of Proceeds from Sale of Investments 155.3 89.1 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans 830.0 492.3 Primary Uses of Cash (a) 1,547.5 998.4 Net Free Cash Flow (a) (422.5)$ 15.7$ Nine Months Ended September 30 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 30. (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP financial measures. See page 36 for the definition of these measures and page 32 for the reconciliation of non - GAAP measures. (b) In December 2012, the Company paid its fourth quarter dividend, which historically was paid during January. As a result, the re were only two dividend payments during the first nine months of 2013.

Current Credit Picture 15 October 21, 2014 (a) EBITDA is a non - GAAP financial measure. See page 36 for the definition of this measure and page 31 for the reconciliation of non - GAAP measures. (b) Net Debt is a non - GAAP financial measure. See page 36 for the definition of this measure. (c) See pages 26 and 27 for additional information on our Senior Notes. 2014 Reported 2013 Reported EBITDA (a) $ 2,205.2 $ 2,107.2 Gross Interest Expense 183.8 198.1 EBITDA / Gross Interest Expense 12.0 x 10.6 x Total Debt / EBITDA 1.7 x 1.9 x Net Debt (b) / EBITDA 1.3 x 1.2 x Debt Bank Loans (Due Less Than 1 Year) $ 32 $ 19 CP & Borrowings Issued Under Revolver - - Convertible Notes - 253 Senior Notes (c) 3,750 3,750 Other Debt 29 32 Total Debt $ 3,811 $ 4,054 Cash and Short Term Investments 850 1,534 Net Debt (b) $ 2,961 $ 2,520 Twelve Months Ended September 30

Historical Returns 16 October 21, 2014 Return on Invested Capital (ROIC) (a) : Twelve Months Ended September 30, 2014 17.2% Twelve Months Ended September 30, 2013 16.7% Return on Equity (b) : 15 Twelve Months Ended September 30, 2014 33.7% Twelve Months Ended September 30, 2013 29.8% (a) Return on Invested Capital is After Tax Reported Operating Income (a non - GAAP measure – see page 36 for the definition of this measure and page 32 for the reconciliation of non - GAAP measures) divided by the average of Invested Capital at the beginning and the end of the period Capital (book value of all long - term liabilities and short - term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period.

Net Cash Returned to Shareholders through Dividends and Share Repurchases 17 October 21, 2014 0.5 0.7 0.9 1.1 1.3 1.6 2.0 2.3 2.6 2.1 2.9 3.7 3.6 4.8 5.6 6.5 7.0 7.8 $0.7 $1.5 $2.4 $3.3 $4.3 $5.1 $5.9 $6.9 $7.9 $8.9 $9.7 76% 92% 110% 108% 105% 92% 103% 103% 107% 104% 108% $- $2.0 $4.0 $6.0 $8.0 $10.0 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 YTD Q3 14 Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc. % of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income. From 2004 through Q3 2014, Omnicom distributed over 100% of Net Income to shareholders through Dividends and Share Repurchases . $ In Billions

Supplemental Financial Information October 21, 2014 18

2014 vs. 2013 P&L Summary – Third Quarter 19 (a) 2013 “Non GAAP” amounts are non - GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, have been excluded from these amounts . On May 8, 2014, the proposed merger with Publicis was terminated . See the 2013 “Reported” amounts on this page for the GAAP presentation and page 25 for the reconciliation of non - GAAP measures. (b) EBITA is a non - GAAP financial measure. See page 36 for the definition of this measure and page 31 for the reconciliation of non - GAAP measures. (c) 2013 “Non GAAP” EBITA has been adjusted to exclude the impact of $28.1 million of expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The 2013 “Non GAAP” EBITA margin % reflects the impact of this adjustment. (d) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $28.1 million of pre - tax expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The 2013 “Non GAAP” Operating Income margin % reflects the impact of this adjustment . 2014 Reported 2013 Non GAAP (a) 2013 Reported Revenue $ 3,749.6 $ 3,490.5 $ 3,490.5 EBITA (a) (b) 460.5 433.3 (c) 405.2 Margin % 12.3% 12.4% (c) 11.6% Amortization of Intangibles 26.9 25.8 25.8 Operating Income (a) $ 433.6 $ 407.5 (d) $ 379.4 Margin % 11.6% 11.7% (d) 10.9% Third Quarter October 21, 2014

2014 vs. 2013 P&L Summary – Third Quarter 20 2014 Reported 2013 Non GAAP (a) 2013 Reported Operating Income (a) $ 433.6 $ 407.5 (b) $ 379.4 Net Interest Expense 31.4 42.8 42.8 Income Taxes (a) 134.4 122.6 (c) 116.2 Tax Rate % 33.4% 33.6% (c) 34.5% Income from Equity Method Investments 5.8 4.3 4.3 Noncontrolling Interests 29.8 28.7 28.7 Net Income - Omnicom Group (a) 243.8 217.7 (d) 196.0 Third Quarter (a) 2013 “Non GAAP” amounts are non - GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’ s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes and net income have been excluded from these amounts. On May 8, 2014, the proposed merger with Publicis was terminated. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 25 for the reconciliation of non - GA AP measures. (b) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $28.1 million of pre - tax expenses related to Omnicom’s proposed merger with Publicis . On May 8, 2014, the proposed merger with Publicis was terminated. (c) 2013 “Non GAAP” Income Taxes has been adjusted to exclude the tax benefit of $6.4 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The 2013 “Non GAAP” Tax Rate % reflects the impact of this adjustment . (d) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after - tax impact of $21.7 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. October 21, 2014

2014 vs. 2013 Earnings Per Share – Third Quarter 21 (a) 2013 “Non GAAP” amounts are non - GAAP financial measures . To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees , and the associated impact on income taxes, net income and EPS have been excluded from these amounts. On May 8, 2014, the proposed merger with Publicis was terminated. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 25 for the reconciliation of no n - GAAP measures . (b) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after - tax impact of $ 21.7 million on the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. (c) 2013 “Non GAAP” Net Income allocated to Participating Securities has been adjusted to exclude the participating securities share of the after - tax impact of the expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $ 0.6 million in the allocation for the period presented. (d) 2013 “Non GAAP” Net Income available for common shares has been adjusted to exclude the after - tax impact to common shares of the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $ 21.1 million in the Net Income available for common shares for the period presented . (e) 2013 “Non GAAP” EPS – Diluted has been adjusted to reflect the increase in Net Income available for common shares of $21.1 million from excluding the expenses incurred related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The increase in Net Income available for common shares results in an increase in EPS – Diluted of $0.08 per common share for the period presented. 2014 Reported 2013 Non GAAP (a) 2013 Reported Net Income - Omnicom Group (a) $ 243.8 $ 217.7 (b) $ 196.0 Net Income allocated to Participating Securities (a) (4.3) (5.4) (c) (4.8) Net Income available for common shares (a) $ 239.5 $ 212.3 (d) $ 191.2 Diluted Shares (millions) 252.4 259.9 259.9 EPS - Diluted (a) $ 0.95 $ 0.82 (e) $ 0.74 Dividend Declared per Share $ 0.50 $ 0.40 $ 0.40 Third Quarter October 21, 2014

2014 vs. 2013 P&L Summary – Year to Date 22 (a) 2013 “Non GAAP” amounts are non - GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, have been excluded from these amounts. On May 8, 2014, the proposed merger with Publicis was terminated. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 25 for the reconciliation of non - GAAP measures . (b) EBITA is a non - GAAP financial measure. See page 36 for the definition of this measure and page 31 for the reconciliation of non - GAAP measures . (c) 2014 EBITA and Operating Income includes $8.8 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. (d) 2013 “Non GAAP” EBITA and Operating Income have been adjusted to exclude the impact of $28.1 million of expenses related to Omnicom’s proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The 2013 “Non GAAP” EBITA and Operating margin % reflect the impact of this adjustment . 2014 Reported 2013 Non GAAP (a) 2013 Reported Revenue $ 11,122.7 $ 10,526.4 $ 10,526.4 EBITA (a) (b) 1,441.8 (c) 1,378.6 (d) 1,350.5 Margin % 13.0% (c) 13.1% (d) 12.8% Amortization of Intangibles 77.1 76.3 76.3 Operating Income (a) $ 1,364.7 (c) $ 1,302.3 (d) $ 1,274.2 Margin % 12.3% (c) 12.4% (d) 12.1% Year to Date October 21, 2014

2014 vs. 2013 P&L Summary – Year to Date

	Year to Date		
	2014 Reported	2013 Non GAAP [(a)]	2013 Reported
Operating Income [(a)]	$ 1,364.7 [(b)]	$ 1,302.3 [(e)]	$ 1,274.2
Net Interest Expense	104.1	124.6	124.6
Income Taxes [(a)]	410.9 [(c)]	395.3 [(f)]	388.9
Tax Rate %	*32.6%* [(c)]	*33.6%* [(f)]	*33.8%*
Income from Equity Method Investments	10.4	10.5	10.5
Noncontrolling Interests	85.6	80.5	80.5
Net Income - Omnicom Group [(a)]	774.5 [(d)]	712.4 [(g)]	690.7

(a) 2013 "Non GAAP" amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom's proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes and net income have been excluded from these amounts. On May 8, 2014, the proposed merger with Publicis was terminated. See the 2013 "Reported" amounts on this page for the GAAP presentation and page 25 for the reconciliation of non-GAAP measures.

(b) Operating Income for the nine months ended September 30, 2014 includes $8.8 million of expenses related to the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated.

(c) Income taxes and the effective tax rate for the nine months ended September 30, 2014 reflects the recognition of an income tax benefit of $11.4 million related to previously incurred expenses for the proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. Prior to the termination of the merger, the majority of the merger costs were capitalized for income tax purposes and the related tax benefits were not recorded. Because the merger was terminated, the merger costs were no longer required to be capitalized for income tax purposes.

(d) Net Income – Omnicom Group for the nine months ended September 30, 2014 includes the after-tax increase of $2.6 million resulting from the after tax impact of the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated.

(e) 2013 "Non GAAP" Operating Income has been adjusted to exclude the impact of $28.1 million of pre-tax expenses related to Omnicom's proposed merger with Publicis On May 8, 2014, the proposed merger with Publicis was terminated.

(f) 2013 "Non GAAP" Income Taxes has been adjusted to exclude the tax benefit of $6.4 million on the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The 2013 "Non GAAP" Tax Rate % reflects the impact of this adjustment.

(g) 2013 "Non GAAP" Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of $21.7 million on the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated.

OmnicomGroup October 21, 2014 23

2014 vs. 2013 Earnings Per Share – Year to Date

	Year to Date							
	2014 Reported			2013 Non GAAP [(a)]			2013 Reported	
Net Income - Omnicom Group [(a)]	$	774.5	(b)	$	712.4	(f)	$	690.7
Net Income allocated to Participating Securities [(a)]		(14.7)	(c)		(18.7)	(g)		(18.1)
Net Income available for common shares [(a)]	$	759.8	(d)	$	693.7	(h)	$	672.6
Diluted Shares (millions)		257.3			260.4			260.4
EPS - Diluted [(a)]	**$**	**2.95**	(e)	**$**	**2.66**	(i)	**$**	**2.58**
Dividend Declared per Share	$	1.40		$	1.20		$	1.20

(a) 2013 "Non GAAP" amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom's proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes, net income and EPS have been excluded from these amounts. On May 8, 2014, the proposed merger with Publicis was terminated. See the 2013 "Reported" amounts on this page for the GAAP presentation and page 25 for the reconciliation of non-GAAP measures.

(b) Net Income – Omnicom Group for the nine months ended September 30, 2014 includes the after-tax increase of $2.6 million on the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated.

(c) Net Income allocated to Participating Securities for the nine months ended September 30, 2014 includes the participating securities share of the after-tax impact of the expenses related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $0.1 million in the allocation for the period presented.

(d) Net Income available for common shares for the nine months ended September 30, 2014 includes the after-tax impact to common shares of the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $2.5 million in the Net Income available for common shares for the period presented.

(e) As a result of the merger expenses and the related tax benefits, 2014 EPS – Diluted for the nine months ended September 30, 2014 increased $0.01 per common share.

(f) 2013 "Non GAAP" Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of $21.7 million on the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated.

(g) 2013 "Non GAAP" Net Income allocated to Participating Securities has been adjusted to exclude the participating securities share of the after-tax impact of the expenses related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $0.6 million in the allocation for the period presented.

(h) 2013 "Non GAAP" Net Income available for common shares has been adjusted to exclude the after-tax impact to common shares of the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. This results in an increase of $21.1 million in the Net Income available for common shares for the period presented.

(i) 2013 "Non GAAP" EPS – Diluted has been adjusted to reflect the increase in Net Income available for common shares of $21.1 million from excluding the expenses incurred related to Omnicom's proposed merger with Publicis. On May 8, 2014, the proposed merger with Publicis was terminated. The increase in Net Income available for common shares results in an increase in EPS – Diluted of $0.08 per common share for the period presented.

OmnicomGroup October 21, 2014 24

Reconciliation of Non - GAAP Measures 25 October 21, 2014 2013 Reported Merger Expenses 2013 Non GAAP EBITA $ 405.2 $ 28.1 $ 433.3 Operating Income 379.4 28.1 407.5 Income Tax Expense 116.2 6.4 122.6 Net Income - Omnicom Group Inc. 196.0 21.7 217.7 Net Income allocated to participating securities 4.8 0.6 5.4 Net Income available for common shares 191.2 21.1 212.3 EPS - Diluted $ 0.74 $ 0.08 $ 0.82 2013 Reported Merger Expenses 2013 Non GAAP EBITA $ 1,350.5 $ 28.1 $ 1,378.6 Operating Income 1,274.2 28.1 1,302.3 Income Tax Expense 388.9 6.4 395.3 Net Income - Omnicom Group Inc. 690.7 21.7 712.4 Net Income allocated to participating securities 18.1 0.6 18.7 Net Income available for common shares 672.6 21.1 693.7 EPS - Diluted $ 2.58 $ 0.08 $ 2.66 Third Quarter Year to Date The above table reconciles our reported 2013 results to the "2013 Non GAAP" amounts, which are non - GAAP financial measures. These measures exclude expenses incurred in connection with Omnicom’s proposed merger with Publicis and are comprised primarily of professional fees. On May 8, 2014, the proposed merger with Publicis was terminated. We believe that investors should consider the "Non GAAP" measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results. Non - GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with U.S. GAAP. Non - GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Debt Structure Bank Loans $32 2022 Senior Notes * $1,250 2020 Senior Notes * $1,000 2019 Senior Notes $500 2016 Senior Notes $1,000 26 October 21, 2014 The above chart sets forth Omnicom’s debt outstanding at September 30, 2014. The amounts reflected above for the 2016, 2019, 2020 and 2022 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019, August 15, 2020 and May 1, 2022, respectively. * - The Company has entered into interest rate swaps in 2014 on the 2020 and 2022 Senior Notes that have the economic effect of converting the 2020 and 2022 Senior Notes to floating rate debt over the remaining term of the respective Notes.

Omnicom Debt Maturity Profile 27 October 21, 2014 Other borrowings at September 30, 2014 include short - term borrowings of $32 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through July 2019, the date of expiration of our five - year credit facility . $0 $250 $500 $750 $1,000 $1,250 2016 Senior Notes Other Borrowings 2019 Senior Notes 2022 Senior Notes 2020 Senior Notes

Historical Return Trends 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 LTM 9/30/14 October 21, 2014 28 (a) Return on Equity (“ROE”) is Reported Net Income for the given period divided by the average shareholders’ equity at the beginning and end of the period. (b) Return on Invested Capital (“ROIC”) is After Tax Reported Operating Income (a non - GAAP measure – see page 36 for the definition of this measure and page 32 for the reconciliation of non - GAAP measure for LTM 2014) divided by the average of Invested Capital at the beginning and end of the period (book value of all long - term liabilities and short - term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). Return on Equity Average through September 30, 2014 - 25.3% Return on Invested Capital Average through September 30, 2014 - 20.4% ROE (a) ROIC (b)

2014 Acquisition Related Expenditures 29 October 21, 2014 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in existing affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired. Year to Date Acquisitions of Businesses and Affiliates (a) 65.3$ Additional Interest in Controlled Subsidiaries (b) 22.0 Earn-outs on acquisitions completed after January 1, 2009 (c) 74.5 Total Acquisition Expenditures (d) 161.8$

Condensed Cash Flow 30 October 21, 2014 2014 2013 Net Income 860.1$ 771.2$ Share-Based Compensation Expense 69.5 64.9 Depreciation and Amortization 217.4 212.9 Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net (22.0) (34.9) Changes in Operating Capital (1,091.9) (654.2) Net Cash Provided by Operating Activities 33.1 359.9 Capital Expenditures (138.3) (123.3) Acquisitions, net of Proceeds from Sale of Investments (58.8) (9.2) Net Cash Used in Investing Activities (197.1) (132.5) Dividends (340.7) (212.6) Dividends paid to Noncontrolling Interest Shareholders (83.2) (81.1) Repayment of Convertible Debt (252.7) (406.7) Proceeds from Short-term & Long-term Debt, net 27.3 12.5 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans (830.0) (492.3) Payments for Additional Interest in Controlled Subsidiaries (22.0) (11.0) Contingent Purchase Price Payments (74.5) (68.9) Other Financing Activities, net (21.7) (24.2) Net Cash Used in Financing Activities (1,597.5) (1,284.3) Effect of exchange rate changes on cash and cash equivalents (111.3) (99.9) Net Decrease in Cash and Cash Equivalents (1,872.8)$ (1,156.8)$ Nine Months Ended September 30

Reconciliation of Non-GAAP Measures

	3 Months Ended September 30		9 Months Ended September 30		12 Months Ended September 30	
	2014	2013	2014	2013	2014	2013
Revenue	$ 3,749.6	$ 3,490.5	$ 11,122.7	$ 10,526.4	$ 15,180.9	$ 14,471.0
Operating Expenses, excluding Depreciation and Amortization	3,241.9	3,040.1	9,540.6	9,039.3	12,975.7	12,363.8
EBITDA	507.7	450.4	1,582.1	1,487.1	2,205.2	2,107.2
Depreciation	47.2	45.2	140.3	136.6	187.7	182.8
Add: Merger Expenses	-	28.1	8.8	28.1	22.1	28.1
EBITA excluding merger expenses	460.5	433.3	1,450.6	1,378.6	2,039.6	1,952.5
Merger Expenses	-	28.1	8.8	28.1	22.1	28.1
EBITA	460.5	405.2	1,441.8	1,350.5	2,017.5	1,924.4
Amortization of Intangibles	26.9	25.8	77.1	76.3	101.7	102.2
Operating Income	433.6	379.4	1,364.7	1,274.2	1,915.8	1,822.2
Net Interest Expense	31.4	42.8	104.1	124.6	143.9	164.9
Income Before Tax	402.2	336.6	1,260.6	1,149.6	1,771.9	1,657.3
Taxes	134.4	116.2	410.9	388.9	587.2	526.2
Income from Equity Method Investments	5.8	4.3	10.4	10.5	15.8	(16.3)
Net Income	273.6	224.7	860.1	771.2	1,200.5	1,114.8
Less: Net Income Attributed to Noncontrolling Interests	29.8	28.7	85.6	80.5	125.6	117.0
Net Income - Omnicom Group	$ 243.8	$ 196.0	$ 774.5	$ 690.7	$ 1,074.9	$ 997.8

The above reconciles EBITDA, EBITA excluding merger expenditures and EBITA to the GAAP financial measures for the periods presented.

EBITDA, EBITA and EBITA excluding acquisition expenses incurred primarily in connection with Omnicom's proposed merger with Publicis are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 15 of this presentation.

OmnicomGroup October 21, 2014 31

Reconciliation of Non - GAAP Measures October 21, 2014 32 2014 2013 Net Free Cash Flow (422.5)$ 15.7$ Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,091.9) (654.2) Repayment of Convertible Debt (252.7) (406.7) Proceeds from Short-term & Long-term Debt, net 27.3 12.5 Other Financing Activities, net (21.7) (24.2) Effect of exchange rate changes on cash and cash equivalents (111.3) (99.9) Net (Decrease)/Increase in Cash and Cash Equivalents (1,872.8)$ (1,156.8)$ Nine Months Ended September 30 2014 2013 Reported Operating Income 1,915.8$ 1,822.2$ Effective Tax Rate for the applicable period 33.1% 31.7% Income Taxes on Reported Operating Income 634.1 577.6 After Tax Reported Operating Income 1,281.7$ 1,244.6$ Twelve Months Ended September 30

Supplemental Information 33 October 21, 2014 (a) Merger expenses relate to costs incurred in connection with Omnicom’s merger with Publicis and are comprised primarily of professional fees. On May 8, 2014, the proposed merger with Publicis was terminated. 2014 Reported 2013 Reported % ∆ 2014 Reported 2013 Reported % ∆ Operating expenses: Salary and service costs $ 2,813.2 $ 2,585.2 8.8% $ 8,230.7 $ 7,733.3 6.4% Office and general expenses: Amortization of Intangibles 26.9 25.8 77.1 76.3 Depreciation 47.2 45.2 140.3 136.6 Merger expenses (a) - 28.1 8.8 28.1 Other office and general expenses 428.7 426.8 0.4% 1,301.1 1,277.9 1.8% Total office and general expenses 502.8 525.9 1,527.3 1,518.9 Total operating expenses $ 3,316.0 $ 3,111.1 6.6% $ 9,758.0 $ 9,252.2 5.5% Net Interest expense: Interest expense $ 42.2 $ 50.5 $ 135.4 $ 148.8 Interest income 10.8 7.7 31.3 24.2 Net Interest expense $ 31.4 $ 42.8 -26.6% $ 104.1 $ 124.6 -16.5% Third Quarter Year to Date

Third Quarter Acquisitions October 21, 2014 34 The Planning Shop international (“ TPSi ”) is a research based brand consultancy focused on the healthcare industry. For over 25 years, TPSi has been known for giving its clients’ brands an edge over competitors by providing tangible customer and consumer orientated solutions. Its strengths lie in researching needs, developing brand positioning, through to communications strategy and execution. TPSi is based in London, United Kingdom and has an additional office in Jamison, Pennsylvania. TPSi will operate as part of the Adelphi Group of healthcare specialty agencies within the DAS Group of Companies.

Third Quarter Acquisitions October 21, 2014 35 Established in 1982, ÇÖZÜM is a full service advertising agency, providing traditional advertising offerings along with various below - the - line capabilities including Shopper, Retailer and Promotional Marketing services to its roster of local and international client brands. Located in Istanbul, Turkey, ÇÖZÜM will operate as part of the Integer Group brand and shopper marketing services within the TBWA \ Worldwide network.

The preceding materials have been prepared for use in the October 21, 2014 conference call on Omnicom’s results of operations for the period ended September 30, 2014. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts. Forward - Looking Statements Certain statements in this presentation constitute forward - looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made or may make forward - looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to the Company’s management. Forward - looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward - looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward - looking statements include international, national or local economic, social or political conditions that could adversely affect the Company or its clients ; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries ; ability to hire and retain key personnel; ability to attract new clients and retain existing clients in the manner anticipated; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; conditions in the credit markets; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency fluctuation and currency repatriation restrictions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” in Omnicom’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward - looking statements . Non - GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“G AAP ”) and adjustments to the GAAP presentation (“Non - GAAP”), which we believe are meaningful for understanding our performance. Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non - GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non - GAAP measures to the comparable GAAP measures on pages 25, 31 and 32. The Non - GAAP measures used in this presentation include the following: Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Fl ow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense less other non - cash items to reconcile to net cash provided by operating activities. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non - controlling interest shareholders, capital expenditures , cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is meaningful because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition - related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses. Net Debt, defined as total debt less cash, cash equivalents and short - term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management. After Tax Reported Operating Income, defined as reported operating income less income taxes calculated using the effective ta x r ate for the applicable period. 2013 Non - GAAP figures. These amounts exclude expenses incurred (and the associated impact on income taxes and net income) in connection with O mnicom’s proposed merger with Publicis, and are comprised primarily of professional fees. We believe that this “ Non - GAAP ” presentation allows for a more meaningful understanding of our performance . Other Information All dollar amounts are in millions except for per share amounts and figures shown on pages 3, 6, 21, 24 and 25. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non - financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation . The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required. Disclosure October 21, 2014 36